ARTICLES OF INCORPORATION

                                       OF

                         LAUREL MEDICAL LABORATORY, INC.


               THIS IS TO CERTIFY:

               FIRST: That we, the subscribers, DAVID B. RUDOW, 2424 Diana Road, Baltimore, Maryland, 21209, R. DAVID ADELBERG, 3217 Timberfield Road, Baltimore, Maryland 21208, and MICHAEL G. HENDLER, 8343 Church Lane, Baltimore, Maryland, 21207, each being of full age, do under and by virtue of the laws of the State of Maryland authorizing the formation of corporations, associate ourselves with the intention of forming a corporation.

               SECOND: That the name of the Corporation (which is hereinafter called the "Corporation"), is

                         LAUREL MEDICAL LABORATORY, INC.

               THIRD: The purposes for which, and for any one or more of which the Corporation is formed, and the business and objects to be carried on and promoted, are as follows:

                (a)     To  carry  on  the   business  of  operating  a  medical
                        laboratory or laboratories and to engage generally in the business of the operation of medical laboratories.

                (b) To acquire all necessary franchises, licenses and permits or any other evidences of authority to carry on the business of the operation of a medical laboratory or laboratories.

                (c) To acquire, by purchase or otherwise, own, hold, buy, sell, convey, lease, mortgage or encumber real estate or other property, personal or mixed.

                (d) To take, own, hold, yield, income, mortgage or otherwise give liens against, and to sell, lease, exchange, transfer or in any manner whatever to dispose of real property within or without the State of Maryland, wherever situated.

                (e) To acquire, by purchase, lease or otherwise, the property rights, business, good will, franchises and assets of every kind of any corporation, association, firm or individual, carrying on in whole or in part the aforesaid businesses, or any of them, or any other business in whole or in part that the Corporation may be authorized to carry on, and to undertake, guarantee, assume and pay the indebtedness and liabilities thereof and to pay for any property, rights, business, good will, franchises and assets so acquired in the stock, bonds or other securities of the Corporation or otherwise.

                (f) To carry on any other business in connection with the foregoing whether directly or indirectly related thereto.

                (g) To carry on any other business which may seem to the Corporation to be calculated directly or indirectly to effectuate the aforesaid objects, or any of them, to facilitate it in the transaction of the aforesaid businesses, or any part thereof, or in the transaction of any other business that may be calculated directly or indirectly to enhance the value of its property and rights; and to have and exercise all powers conferred by the General Laws of the State of Maryland upon corpora-tions formed thereunder, and to exercise and enjoy all powers, rights and privileges granted to or conferred upon corporations of this character by said General Laws now or hereafter in force; the enumeration of certain powers, as herein specified, not being intended to exclude any such other powers, rights and privileges.

                (h) To have one or more offices and places of business, and to carry on all or any of its operations and business, without restrictions or limit as to amount or place, in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such States, Districts, Territories, Colonies or Countries.

               The foregoing enumeration of the purposes, objects and business of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law, and it is not intended by the mention of any particular purpose, object or business in any manner to limit or to restrict the generality of any other purpose, object or business mentioned or to limit or to restrict any of the powers of the Corporation, and the said Corporation shall have, enjoy and exercise all of the powers and rights now or hereafter conferred by statute upon corporations.

               The Corporation is formed upon the articles, conditions and provisions herein expressed, and subject in all particulars to the limitations relating to corporations which are contained in the General Laws of this State.

               FOURTH: The place in which the principal office of the Corporation will be located is 608 Washington Boulevard, Laurel, Maryland 20810. The name and post office address of the Resident Agent is DAVID B. RUDOW, 10 Light Street, Baltimore, Maryland 21202. Said Resident agent is a citizen of Maryland and actually resides therein.

               FIFTH: The corporation shall have no less than three (3) directors and DAVID B. RUDOW, R. DAVID ADELBERG and MICHAEL G. HENDLER shall act as such until the first annual meeting, or until their successors are duly chosen and qualify.

               SIXTH: The total amount of authorized capital stock shall be five thousand (5,000) shares of common stock, which shall have no nominal or par value, all of one class.

               SEVENTH: That the Board of Directors of the Corporation is hereby empowered to authorize from time to time the issuance of shares of its common stock of no par value for such consideration as the Board of Directors may deem advisable, provided that when the consideration is other than money, the Board of Directors shall state by resolution its opinion of the actual value thereof. The Board of Directors shall have full power and authority to determine, from time to time, what part of the consideration received upon the issue of common stock, without par value, shall constitute capital and what part surplus.

               EIGHTH: That no contract or other transaction between this Corporation and any other corporation, whether or not a majority of the capital stock of either corporation shall be owned by the other, shall be affected or invalidated by reason of the fact that any one or more of the Board of Directors of this Corporation is or are interested in or is a director or officer or are directors or officers of such other corporation and any director or directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of this Corporation, or in which this Corporation is interested, and no contract, act or transaction of the Corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of this Corporation is or are parties to, or are interested in such contract, act or transaction, or in any way connected with such person or persons, firm or corporation, and each and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with any other corporation in which he may be in anywise interested, and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation, which shall authorize any such contract, act or transaction, with like force and effect as if he were not a director or officer of such other corporation, or not so interested.

               NINTH: The duration of the Corporation shall be perpetual.

               IN WITNESS WHEREOF, we have signed these Articles of Incorporation, on this 1st day of April, 1969.

                                 /s/ David B. Rudow     (SEAL)
                                 -----------------------------
                                 David B. Rudow


                                 /s/ R. David Adelberg  (SEAL)
                                 -----------------------------
                                 R. David Adelberg


                                 /s/ Michael G. Hendler (SEAL)
                                 -----------------------------
                                 Michael G. Hendler


STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

               I HEREBY CERTIFY, that on this 1st day of April, 1969, before me, the subscriber, a Notary Public of the State of Maryland, in and for the City of Baltimore, personally appeared DAVID B. RUDOW, R. DAVID ADELBERG and MICHAEL G. HENDLER, the three (3) persons who signed the foregoing Articles of Incorporation, and they acknowledged the same to be their act and deed.

               AS WITNESS my hand and notarial seal.


                                  /s/ Katherine L. Sinnett
                                 -----------------------------
                                  Katherine L. Sinnett - Notary Public

                         LAUREL MEDICAL LABORATORY, INC.

                              ARTICLES OF AMENDMENT


THIS IS TO CERTIFY:

               FIRST: That the Articles of Incorporation of Laurel Medical Laboratory, Inc., a Maryland corporation, having its principal office in Laurel, Maryland (hereinafter called the "Corporation"), are hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

               "SECOND: That the name of the Corporation (which is hereinafter called the "Corporation"), is

                       MARYLAND MEDICAL LABORATORY, INC."

               SECOND: That the Board of Directors of the Corporation at a meeting duly convened and held on June 15, 1970, duly advised the Amendment of the Articles of Incorporation hereinabove set forth by passing a resolution declaring that said Amendment is advisable and calling a meeting of the Stockholders to take action thereon.

               THIRD: That a meeting of the Stockholders of the Corporation, called by the Board of Directors of the Corporation as aforesaid with due notice in the manner provided by law, was held on June 15, 1970, and at said meeting the Stockholders, by affirmative vote of all the holders of each share of class outstanding and entitled to vote, duly adopted the Amendment of the Articles of Incorporation of the Corporation hereinabove set forth.

               FOURTH: The Amendment of the Charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation.

               IN WITNESS WHEREOF, LAUREL MEDICAL LABORATORY, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal hereto attached, and attested by its Assistant Secretary, on the 16th day of June, 1970.

ATTEST:                                          LAUREL LABORATORY, INC.

/s/ M. Wilson Toll                               By:  /s/ W. Bradley King
------------------------------------                -----------------------
M. Wilson Toll, Assistant Secretary              W. Bradley King, President

STATE OF MARYLAND, CITY OF BALTIMORE:  to wit


               I HEREBY CERTIFY, that on this 16th day of June, 1970, before me, the subscriber, a Notary Public of the State of Maryland, in and for the City of Baltimore, personally appeared W. BRADLEY KING, President of LAUREL MEDICAL LABORATORY, INC., in the name of said Corporation and on behalf of said Corporation acknowledged the foregoing Articles of Amendment to be the corporate act and deed; and at the same time personally appeared M. WILSON TOLL, Assistant Secretary of LAUREL MEDICAL LABORATORY, INC., and he made oath in due form of law that he was the Secretary of the meeting of the Stockholders of the Corporation at which the Amendment of the Articles of Incorporation of the Corporation set forth in said Articles of Amendment were adopted, and that the matters and facts set forth in said Articles of Amendment were true and correct to the best of his personal knowledge, information and belief.

               AS WITNESS, my hand and Notarial Seal.


                                                     -------------------------
                                                          NOTARY PUBLIC

                        MARYLAND MEDICAL LABORATORY, INC.

                              ARTICLES OF AMENDMENT



               MARYLAND MEDICAL LABORATORY, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called, the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that

               FIRST: The Charter of the Corporation is hereby amended by striking out ARTICLE NINTH and inserting in lieu thereof the following:

               "NINTH: No Directors or Officers of the Corporation shall be liable to the Corporation or its Stockholders for money damages arising from any act or omission of such Director or Officer in his or her capacity as Officer or Director, except to the extent that (i) it is proved that the Director or Officer actually received an improper benefit or profit in money, property, or services actually received, or (2) a judgment or other final adjudication adverse to the Director or Officer is entered in a proceeding based on a finding in the proceeding that the Director's or Officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

               SECOND: The Charter of the Corporation is hereby amended by adding ARTICLE TENTH as follows:

                  "TENTH:  The duration of the Corporation shall be perpetual."

               THIRD: The Board of Directors of the Corporation, by written consent to such action, adopted a resolution in which was set forth the foregoing amendment to the Charter declaring that said Amendment to the Charter was advisable and directing that it be submitted for consideration thereon to the Stockholders.

               FOURTH: A written consent setting forth approval of the amendment to the Charter of the Corporation hereinabove set forth, was signed by the Stockholders of the Corporation and such consent is filed with the records of the Corporation.

               FIFTH: The Articles of Amendment to the Charter of the Corporation as hereinabove set forth was advised by the Directors and approved by the Stockholders of the Corporation.

               IN WITNESS WHEREOF, MARYLAND MEDICAL LABORATORY, INC., has caused these presents to be signed in its name and on its behalf by its President, and its corporate seal to be hereunto affixed and attested by its Secretary on this 1st day of May, 1988.

ATTEST:                           MARYLAND MEDICAL LABORATORY, INC.


/s/ Jacob M. Schorr, Ph.D.            By:         /s/ Selvin Passen, M.D.(SEAL)
---------------------------------           -----------------------------------
JACOB M. SCHORR, Ph.D., Secretary           SELVIN PASSEN, M.D., President




                                  VERIFICATION

               I DO SOLEMNLY DECLARE AND AFFIRM, under the penalties of perjury, that the contents of the a foregoing document are true and correct to the best of my knowledge, information and belief.


                                               ------------------------------
                                               SELVIN PASSEN, M.D., President

                               ARTICLES OF MERGER

                                     BETWEEN

                        Maryland Medical Laboratory, Inc.
                            (a Maryland Corporation)

                                       AND

                                MML/MetPath Inc.
                            (a Maryland Corporation)


               Maryland Medical Laboratory, Inc., a corporation duty organized and existing under the laws of the State of Maryland (the "Surviving Corporation") and MML/MetPath Inc., a corporation duly organized and existing under the laws of the State of Maryland ("CMS"), do hereby certify that:

               FIRST: The Surviving Corporation and CMS agree to merge.

               SECOND: The name and place of incorporation of each party to these Articles are Maryland Medical Laboratory, Inc., a Maryland corporation, and MML/MetPath Inc., a Maryland corporation. The Surviving Corporation shall survive the merger and shall continue under the name Maryland Medical Laboratory, Inc. as a corporation of the State of Maryland.

               THIRD: The Surviving Corporation has its principal office in Baltimore County. CMS has its principal office in Baltimore County.

               FOURTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each corporation party to the Articles in the manner and by the vote required by its Charter and the laws of Maryland, the state of its incorporation. The manner of approval was as follows:

               (a) The Board of Directors of The Surviving Corporation by written consent dated June 6, 1994, signed by all the Directors and filed with the minutes of proceedings of the Board of Directors of the Surviving Corporation, and the Board of Directors of CMS by written consent dated June 6, 1994, signed by all the Directors and filed with the minutes of proceedings of the Board of Directors of CMS, each adopted a resolution which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed merger be submitted for consideration by unanimous written consent of the stockholders of respective parties.

               (b) By written consent dated June 6, 1994, signed by all of the stockholders of the Surviving Corporation and by written consent dated June 6, 1994, signed by all of the stockholders of CMS and filed with the minutes of proceedings of stockholders of each of them, the proposed merger was approved by all the stockholders of each corporation.

               FIFTH: (a) The Charter of the Surviving Corporation be and hereby is amended by striking out ARTICLE THIRD through ARTICLE TENTH in their entirety and inserting in lieu thereof the following:

                    THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Maryland.

                    FOURTH: The address of the principal office of the
               Corporation in Maryland is 1901 Sulphur Spring Road, Baltimore, Maryland 21227. The name and address of the resident agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                    FIFTH: The total number of shares of stock which the
               Corporation has authority to issue is one thousand (1,000) shares of common stock with no par value.

                    SIXTH: The initial number of directors of the Corporation
               shall be two, which number may be increased or decreased pursuant to the by-laws of the Corporation, and so long as there are fewer than three (3) stockholders, the number of directors may be fewer than three (3) but not fewer than the number of stockholders, and the names of the initial directors who shall act until their successors are duly chosen and qualified are:

                                    Raymond Marier
                                    Douglas M. VanOort

                    SEVENTH: The duration of the Corporation shall be perpetual.

               (b) The By-Laws of CMS, as in effect immediately prior to the Effective Date, shall, until further amended, be and constitute the By-Laws of the Surviving Corporation.

               (c) The Directors of CMS on the Effective Date shall be and constitute the Directors of the Surviving Corporation, and shall hold office until the next meeting of the stockholders of the Surviving Corporation called for the election of Directors and until the election and qualification of their respective successors or until their resignation or removal.

               (d) The Officers of CMS on the Effective date shall be and constitute the officers of the Surviving Corporation, and shall hold office until their successors shall have been elected and qualified or until their resignation or removal.

               SIXTH: The total number of shares of stock of all classes which the Surviving Corporation has authority to issue is 5,000 shares, all of which are Common Stock with no par value. All of the shares of stock of all classes of the Surviving Corporation have no par value. The total number of shares of stock of all classes which CMS has authority to issue is 1,000 shares, all of which are Common Stock with no par value.

               SEVENTH: The merger does not increase the authorized stock of the Surviving Corporation.

               EIGHTH: The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation, for other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

               (a) Each issued and outstanding share of the Common Stock of the Surviving Corporation on the effective date shall be converted into 1,679.99452 shares of the Common Stock of Corning Incorporated of which CMS is a wholly owned subsidiary and which CMS shall cause to be delivered in the merger.

               (b) Each issued and outstanding share of Common Stock of CMS on the effective date of the merger, shall upon effectiveness and without further act, be converted into, and become one share of Common Stock of the Surviving Corporation.

               (c) As soon as practicable following the effective date of the merger, each holder of issued and outstanding shares of Common Stock of the Surviving Corporation and CMS shall be entitled to surrender to the Surviving Corporation the certificates representing the shares of Common Stock of the Surviving Corporation and CMS, respectively, held by such holder immediately prior to effectiveness of the merger, and, upon such surrender, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Common Stock of Corning, Incorporated and the Surviving Corporation, respectively deliverable in respect thereof.

               NINTH: The merger shall become effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland.

               IN WITNESS WHEREOF, Maryland Medical Laboratory, Inc. and MML/MetPath Inc. have caused these presents to be signed in their respective names and on their respective behalves by their respective president and vice president and witnessed on June 7, 1994.


WITNESS:                            Maryland Medical Laboratory, Inc.
                                    (a Maryland corporation)


/s/ John K. Smith                   /s/ Selvin Passen
------------------------------      ------------------------------
                                    President

WITNESS:                            MML/MetPath Inc.
                                    (a Maryland corporation)



/s/ Margaret M. Dall                   /s/ Raymond C. Marier
------------------------------      ------------------------------
Asst. Secretary                     Vice President

               THE UNDERSIGNED, President of Maryland Medical Laboratory, Inc, who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                    /s/ Selvin Passen, MD
                                    ------------------------------
                                    President



               THE UNDERSIGNED, Vice President of MML/MetPath Inc., who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                 /s/ Raymond C. Marier
                                 ------------------------------
                                 Vice President

                               ARTICLES OF MERGER
                                       of
                           MARYLAND MEDICAL DATA, INC.
                          METPATH SERVICES CORPORATION
                     PODIATRIC PATHOLOGY LABORATORIES, INC.
                                       and
                        MARYLAND MEDICAL LABORATORY, INC.



               FIRST: Maryland Medical Data, Inc., MetPath Services Corporation, Podiatric Pathology Laboratories, Inc., and Maryland Medical Laboratory, Inc., being the corporations which are the parties to these Articles of Merger, do hereby agree to effect a merger of said corporations upon the terms and conditions herein set forth.

               SECOND: The name of the successor corporation is Maryland Medical Laboratory, Inc. which is a corporation incorporated in the State of Maryland under the provisions of the Maryland General Corporation Law with its principal office in the State of Maryland located in Baltimore City, and which will continue its corporate existence under the name Corning Clinical Laboratories Inc., pursuant to the provisions of the Maryland General Corporation Law.

               THIRD: The names of the corporations to be merged into the successor corporation are Maryland Medical Data, Inc. ("MMD"), MetPath Services Corporation ("MSC") and Podiatric Pathology Laboratories, Inc. ("PPL"), each of which is a corporation incorporated in the State of Maryland under the provisions of the Maryland General Corporation Law with its principal office in the State of Maryland located in Baltimore City, and the corporate existence of which will cease upon the effective date of the merger pursuant to the provisions of the Maryland General Corporation Law. MML owns an interest in land in Baltimore County. MSC, MMD and PPL do not own any interest in land in the State of Maryland.

               FOURTH: The amendments to the charter of Maryland Medical Laboratories, Inc., which are to be effected as part of the merger are to strike out Article Second of said charter and to substitute the following new Article Second.

               "Second: The name of the Corporation (which is hereinafter called the "Corporation") is CORNING CLINICAL LABORATORIES INC."

               FIFTH: The authorized share structure of each of the corporations which is a party to these Articles of Merger at the time of execution thereof is as follows:

                       Company          Authorized Shares   Per Share Par Value

Maryland Medical Laboratory, Inc.              1,000              $0.00

Maryland Medical Data, Inc.                    1,000              $0.00

MetPath Services Corporation                   1,000              $0.00

Podiatric Pathology Laboratories, Inc.         1,000              $0.00


               SIXTH: Each issued share of stock of MNO, MSC and PPL shall, upon the effective date of the merger, be cancelled without consideration. The issued shares of stock of MML shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of stock of MML.

               SEVENTH: The terms and conditions of the merger herein set forth were advised, authorized, and approved by each of MMD, MSC, PPL, and MML in the manner and by the vote required by its charter and the provisions of the Maryland General Corporation Law, and the said merger was approved in the manner hereinafter set forth.

               EIGHTH: The merger was duly advised by the Board of Directors of each of MSC, PPL and in the following manner. The Board of Directors of each of MMD, MSC, PPL and adopted a resolution declaring that the merger of MMD, MSC and PPL into is advisable on substantially the terms and conditions set forth or referred to in said resolution. Said resolution of the Board of Directors was adopted without a meeting by a written consent dated as of December 6, 1994 and signed by all of the members of the Board of Directors.

               NINTH: The Board of Directors of each of MNM, MSC, PPL and directed the Secretary of the corporation to prepare a written notice of the time, place, and purpose of a meeting of stockholders to take action upon the proposed merger and the aforesaid terms and conditions and to furnish a copy of said notice to all of the stockholders of the corporation entitled to vote upon the proposed merger and the aforesaid terms and conditions unless said stockholders shall duly waive notice of the meeting.

               TENTH: The merger and the aforesaid terms and conditions were duly approved by the stockholders of each of MMD, MSC, PPL and MML in the following manner. All of the stockholders entitled to vote thereon approved the same without a meeting by a written consent signed by them.

               ELEVENTH: The effective date of the merger herein provided for shall be 11:59 PM on December 30, 1994.

               IN WITNESS WHEREOF, these Articles of Merger are hereby signed for and on behalf of each of Maryland Medical Data, Inc., MetPath Services Corporation, Podiatric

Pathology Laboratories, Inc. and Maryland Medical Laboratory, Inc. by its Vice President, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts set forth therein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief.

Executed on December 6, 1994

Attest:                             MARYLAND MEDICAL LABORATORY, INC.


/s/ Leo C. Farrenkopf               By: /s/ James D. Chambers
---------------------               -------------------------
Leo C. Farrenkopf                       James D. Chambers
                                        Vice-President


Attest:                             METPATH SERVICES CORPORATION


/s/ Leo C. Farrenkopf               By: /s/ James D. Chambers
---------------------               -------------------------
Leo C. Farrenkopf                       James D. Chambers
                                        Vice-President


Attest:                             PODIATRIC PATHOLOGY LABORATORIES, INC.


/s/ Leo C. Farrenkopf               By: /s/ James D. Chambers
---------------------               -------------------------
Leo C. Farrenkopf                       James D. Chambers
                                        Vice-President


Attest:                             MARYLAND MEDICAL DATA, INC.


/s/ Leo C. Farrenkopf               By: /s/ James D. Chambers
---------------------               -------------------------
Leo C. Farrenkopf                       James D. Chambers
                                        Vice-President

                       CORNING CLINICAL LABORATORIES INC.

                              ARTICLES OF AMENDMENT


          CORNING CLINICAL LABORATORIES INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called, the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended by striking out ARTICLE FIFTH and inserting in lieu thereof the following:

              "FIFTH: The total number of shares of stock which the Corporation has authority to issue is two thousand (2,000) shares of common stock with no par value."

          SECOND: The Board of Directors of the Corporation, by written consent to such action, adopted a resolution in which was set forth the foregoing amendment to the Charter declaring that said Amendment to the Charter was advisable and directing that it be submitted for consideration thereon to the Stockholders.

          THIRD: A written consent setting forth approval of the Amendment to the Charter of the Corporation hereinabove set forth, was signed by the Stockholders of the Corporation and such consent is filed with the records of the Corporation.

          FOURTH: The Articles of Amendment to the Charter of the Corporation as hereinabove set forth were advised by the Directors and approved by the Stockholders of the Corporation.

          IN WITNESS WHEREOF, CORNING CLINICAL LABORATORIES INC., has caused these presents to be signed in its name and on its behalf by its Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary as of this 1st day of January 1995.


ATTEST:                             CORNING CLINICAL LABORATORIES, INC.


/s/ Leo C. Farrenkopf               By: /s/ Douglas M. VanOort
---------------------               ----------------------------------
Leo C. Farrenkopf                   Douglas M. VanOort
                                    Vice-President


                                  VERIFICATION

         I DO SOLEMNLY DECLARE AND AFFIRM, under the penalties of perjury, that the contents of the foregoing document are true and correct to the best of my knowledge, information and belief.



                                    /s/ Douglas M. VanOort
                                    ----------------------------------
                                    Douglas M. VanOort, Vice President